Exhibit 10.1

Axelerex Corp.
30 Fritz-Kirsch-Zeile
Berlin, 12459
Germany
Phone: 201-383-2959
Fax:   201-781-5966
email:  axelerex.corp@gmail.com

This letter is to confirm the terms of an agreement made on September 29th 2017 between Axelerex Corp., and Sergey Peredkov.

Mr. Peredkov has verbally agreed to loan the company funds to cover ongoing operating expenses if insufficient funds are raised.  This loan is non-interest bearing with no fixed term of repayment.

September 29th, 2017	Secretary /s/ Sergey Peredkov
Sergey Peredkov